Monaker Group, Inc. 8-K

Exhibit 10.2

GUARANTY COMPENSATION AGREEMENT

This Guaranty Compensation Agreement (this “Agreement”) dated October 31, 2018 and effective November 1, 2018 (the “Effective Date”), is by and among Donald P. Monaco, an individual (“Monaco”) and Monaker Group, Inc., a Nevada corporation (“Monaker”), each a “Party” and collectively the “Parties.”

W I T N E S S E T H:

WHEREAS, Monaco, as a member of the Board of Directors and as a significant shareholder of Monaker, has previously entered into a personal guarantee with a financial institution providing a line of credit to the Company, on behalf of and at the request of Monaker (collectively, the “Guarantees”);

WHEREAS, the Guarantees were entered into solely for the benefit of Monaker and were, and are still, of substantial benefit to Monaker;

WHEREAS, Monaker desires for Monaco to continue to maintain such Guarantees and provide certain additional guarantees in the future; and

WHEREAS, the Parties desire to enter into this Agreement to provide Monaco consideration for providing, and continuing to maintain, the Guarantees, as set forth in greater detail below.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, and considerations herein contained, and other consideration, which consideration the Parties hereby acknowledge and confirm the receipt and sufficiency thereof, the Parties hereto agree as follows:

1.             Guarantee Consideration.

(a)           For as long as Monaco continues to serve on the Board of Directors of Monaker and continues to maintain the Guarantees (which term shall include any and all guarantees which Monaco shall enter into in favor of Monaker after the date of this Agreement), Monaker shall pay him a $2,000 per month guarantee fee (the “Guarantee Fee”).

(b)           In the event (i) Monaco is not nominated for re-appointment to the Board of Directors at any meeting where directors of Monaker are nominated for appointment (except in the event Monaker adopts a classified Board and it is not yet Monaco’s year to be re-elected and/or in the event that Monaco is appointed via written consent of the shareholders without a meeting) or (ii) Monaco is removed from the Board of Directors by the shareholders of Monaker (each (i) and (ii), as applicable, a “Triggering Termination” and the date of such Triggering Termination, the “Triggering Termination Date”), Monaker will immediately use commercially reasonable best efforts to eliminate and terminate any and all Guarantees.

Guaranty Compensation Agreement

(c)           If all the Guarantees are not terminated by the thirtieth (30th) day following a Triggering Termination Date, for each month the Guarantees remain in place, beginning on the thirty-first (31st) day of the Triggering Termination Date, the monthly Guarantee Fee will be $10,000 per month. Notwithstanding the above, all Guarantee Fees will terminate upon Monaker assuming or terminating such Guarantees (the “Guarantee Termination”).

(d)           This Agreement shall remain in place until the earlier of (i) the Guarantee Termination; and (ii) the date this Agreement, or the obligations hereunder, are mutually terminated by Monaco and Monaker.

2.             Mutual Representations, Covenants and Warranties. Each of the Parties, for themselves and for the benefit of each of the other Parties hereto, represents, covenants and warranties that:

(a)           Such Party has all requisite power and authority, corporate or otherwise, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby. This Agreement constitutes the legal, valid and binding obligation of such Party enforceable against such Party in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general equitable principles;

(b)           The execution and delivery by such Party and the consummation of the transactions contemplated hereby and thereby do not and shall not, by the lapse of time, the giving of notice or otherwise: (i) constitute a violation of any law; or (ii) constitute a breach of any provision contained in, or a default under, any governmental approval, any writ, injunction, order, judgment or decree of any governmental authority or any contract to which such Party is bound or affected; and

(c)           Any individual executing this Agreement on behalf of an entity has authority to act on behalf of such entity and has been duly and properly authorized to sign this Agreement on behalf of such entity.

3.             Further Assurances. The Parties agree that, from time to time, each of them will take such other action and to execute, acknowledge and deliver such contracts, deeds, or other documents as may be reasonably requested and necessary or appropriate to carry out the purposes and intent of this Agreement and the transactions contemplated herein.

4.             No Presumption from Drafting. This Agreement has been negotiated at arm’s-length between persons knowledgeable in the matters set forth within this Agreement. Accordingly, given that all Parties have had the opportunity to draft, review and/or edit the language of this Agreement, no presumption for or against any Party arising out of drafting all or any part of this Agreement will be applied in any action relating to, connected with or involving this Agreement. In particular, any rule of law, legal decisions, or common law principles of similar effect that would require interpretation of any ambiguities in this Agreement against the Party that has drafted it, is of no application and is hereby expressly waived.

Guaranty Compensation Agreement

10.           Choice of Law. This Agreement shall be governed by and construed according to the laws of the State of Florida, without giving effect to its choice of law principles. Any actions and proceedings arising out of or relating directly or indirectly to this Agreement or any ancillary agreement or any other related obligations shall be litigated solely and exclusively in the state or federal courts located in Florida, and those such courts are convenient forums. Each Party hereby submits to the personal jurisdiction of such courts for purposes of any such actions or proceedings.

11.           Binding Effect. This Agreement shall be binding on and inure to the benefit of each of the Parties and their respective heirs, successors, assigns, directors, officers, agents, employees and personal representatives.

12.           Severability. In the event any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

13.           Review of Agreement; Voluntarily Entering Into Agreement. Each Party herein expressly represents and warrants to all other Parties hereto that (a) before executing this Agreement, said Party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said Party has relied solely and completely upon its own judgment in executing this Agreement; (c) said Party has had the opportunity to seek and has obtained the advice of its own legal, tax and business advisors before executing this Agreement; (d) said Party has acted voluntarily and of its own free will in executing this Agreement; and (e) this Agreement is the result of arm’s length negotiations conducted by and among the Parties and their respective counsel.

14.           Execution. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any Party, each other Party shall re execute the original form of this Agreement and deliver such form to all other Parties. No Party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

Guaranty Compensation Agreement

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first written above.

(“Monaco”)

/s/ Donald P. Monaco

Donald P. Monaco

(“Monaker”)

Monaker Group, Inc.

By:	/s/ William Kerby

Its: CEO

Printed Name: Bill Kerby

Guaranty Compensation Agreement